EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178075 and 333-49981 on Form S-8 of our report dated June 26, 2013, relating to the financial statements and financial statement schedule of the Cincinnati Financial Corporation Tax-Qualified Savings Plan, appearing in this Annual Report on Form 11-K of Cincinnati Financial Corporation Tax-Qualified Savings Plan for the year ended December 31, 2012.

/S/ Deloitte & Touche LLP

Cincinnati, Ohio

June 27, 2013